UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 11, 2019
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of Principal Executive Offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2019, the Executive Compensation Committee approved, which approval was ratified by the full Board of Directors on November 12, 2019, a bonus formula and multipliers applicable to senior managers including named executive officers (NEOs) under the Company’s Management Short Term Incentive Plan dated September 29, 2017, as amended July 26, 2018, (the “STI Plan”) beginning in fiscal year 2020. The Chief Executive Officer (CEO)’s STI Plan opportunity is increased by 33% above the amount he would be entitled to under the prior year’s formula and multipliers, if certain financial results are achieved. Payments under the STI Plan are subject to an overall cap tied to base salary. The cap applicable to the CEO was increased to 100% of base salary. The bonus formula and multipliers and cap for fiscal year 2020 remains the same as the prior year for the other NEOs.

Attached hereto as Exhibit 10.1 and incorporated herein is the STI multipliers for fiscal year 2020 applicable to the CEO and the other NEOs.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	STI Multipliers for Fiscal Year 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	November 13, 2019	By:	/s/ Michael J. Swope
		Name:	Michael J. Swope
Controller